SUPPLEMENT TO CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

     THIS SUPPLEMENT to the Custody and Investment Accounting Agreement is made effective the 2nd day of June, 1999, by and between each registered investment company listed on Exhibit A hereto (each a "Fund") and INVESTORS FIDUCIARY TRUST COMPANY ("IFTC"). Capitalized terms used in this Supplement without definition have the respective meanings given to such terms in the Custody and Investment Accounting Agreement referred to below.

                                   WITNESSETH:

     WHEREAS, the Fund and IFTC entered into a Custody and Investment Accounting Agreement dated as of April 25, 1996 (the "Contract"); and

     WHEREAS, the Fund appointed IFTC as custodian of the assets of the Fund's investment portfolio or portfolios (each a "Portfolio" and collectively the "Portfolios") pursuant to the terms of the Contract; and

     WHEREAS, the Fund and IFTC desire to supplement the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act").

     NOW THEREFORE, for and in consideration of the foregoing and the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree to supplement the Contract, pursuant to the terms thereof, as follows:

     1. SUPPLEMENT OF CONTRACT. A new Section of the Contract is hereby added, as of the effective date of this Supplement, as set forth below.

     2.   IFTC AS FOREIGN CUSTODY MANAGER.

          A. Definitions. Capitalized terms in this new Section have the following meanings:

          "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including financial institutions such as any Mandatory Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

          "Eligible  Foreign  Custodian"  has the  meaning  set forth in section
          (a)(l) of Rule 17f-5, except that the term does not include Mandatory Securities Depositories. "Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents in amounts deemed by Fund to be reasonably necessary to effect the Portfolios' transactions in such investments.

          "Foreign Custody Manager" or "FCM" has the meaning set forth in section (a)(2) of Rule 17f-5.

          "Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

          B. Delegation to IFTC as FCM. The Fund, pursuant to resolution adopted by its Board of Trustees or Directors (the "Board"), hereby delegates to IFTC, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this new Section with respect to Foreign Assets held outside the United States, and IFTC hereby accepts such delegation, as FCM of each Portfolio. It is understood and agreed that IFTC will sub-contract the performance of its responsibilities hereunder with State Street Bank & Trust Company. IFTC will be responsible to the applicable Portfolio for any loss, damage or expense suffered or incurred by such Portfolio resulting from the actions or omissions of State Street Bank & Trust Company to the same extent IFTC would be responsible to Fund hereunder if it committed the act or omission itself. References herein to "FCM" shall include IFTC and State Street Bank & Trust Company.

          C. Countries Covered. The FCM is responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Supplement, which may be amended from time to time by the FCM. The FCM will list on Schedule A the Eligible Foreign Custodians selected by the FCM to maintain the assets of each Portfolio. Mandatory Securities Depositories are listed on Schedule B to this Supplement, which Schedule B may be amended from time to time by the FCM. The FCM will provide amended versions of Schedules A and B in accordance with Section G hereof.

               Upon the receipt by the FCM of Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the FCM is deemed to have been delegated by the Board responsibility as FCM with respect to that country and to have accepted such delegation. Following the receipt of Instructions directing the FCM to close the account of a Portfolio with the Eligible Foreign Custodian selected by the FCM in a designated country, the delegation by the Board to IFTC as FCM for that country is deemed to have been withdrawn and

               IFTC will immediately cease to be the FCM of the Portfolio with respect to that country.

               The FCM may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, IFTC will have no further responsibility as FCM to a Portfolio with respect to the country as to which IFTC's acceptance of delegation is withdrawn.

          D.   Scope of Delegated Responsibilities.

               1. Selection of Eligible Foreign Custodians. Subject to the provisions of this new Section, the FCM may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the FCM in each country listed on Schedule A, as amended from time to time.

                    In performing its delegated responsibilities as FCM to place or maintain Foreign Assets with an Eligible Foreign Custodian, the FCM will determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those set forth in Rule 17f-5(c)(l)(i) through (iv).


               2. Contracts With Eligible Foreign Custodians. The FCM will determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the FCM will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the particular country. Each such contract will include the provisions set forth in Rule 17f-5(c)(2)(i)(A) through (F), or, in lieu of any or all of the provisions set forth in said (A) through (F), such other provisions that the FCM determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in said
                    (A) through (F) in their entirety.

               3. Monitoring. In each case in which the FCM maintains Foreign Assets with an Eligible Foreign Custodian selected by the FCM, the FCM will establish a system to monitor (a) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (b) the contract governing the custody arrangements established by the FCM with the Eligible Foreign Custodian. In the event the FCM determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the FCM will notify the Board in accordance with Section G hereof.

          E. Guidelines for the Exercise of Delegated Authority. For purposes of this new Section, the Board will be solely responsible for considering and determining to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which IFTC is serving as FCM of a Portfolio, and the Board will be solely responsible for monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund, on behalf of the Portfolios, and IFTC each expressly acknowledge that the FCM will not be delegated any responsibilities under this new Section with respect to Mandatory Securities Depositories.

          F. Standard of Care as FCM of a Portfolio. In performing the responsibilities delegated to it, the FCM agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

          G. Reporting Requirements. The FCM will report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or Bat the end of the calendar quarter in which an amendment to either Schedule has occurred. The FCM will make written reports notifying the Board of any other material change in the foreign custody arrangements of a Portfolio described in this new Section after the occurrence of the material change.

          H. Representations with Respect to Rule 17f-5. The FCM represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to IFTC that the Board has determined that it is reasonable for the Board to rely on IFTC and State Street Bank & Trust Company to perform the responsibilities delegated pursuant to this Contract to IFTC and State Street Bank & Trust Company as the FCM of each Portfolio and that IFTC has been granted the authority by Fund to delegate to State Street Bank & Trust Company the FCM functions to which IFTC has been appointed by Fund.

          I. Effective Date and Termination of IFTC as FCM. The Board's delegation to IFTC as FCM of a Portfolio will be effective as of the date of execution of this Supplement and will remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of Section C hereof govern the delegation to and termination of IFTC as FCM of the Fund with respect to designated countries.

     Except as specifically superseded or modified herein, the Contract is hereby ratified and confilmed and remains in full force and effect and will apply to the services provided hereunder. In the event of any conflict between the terms of the Contract prior to this Supplement and this Supplement, the terms of this Supplement will prevail.

     IN WITNESS WHEREOF, each of the parties has caused this Supplement to be executed in its name and behalf by its duly authorized representative as of the date first above written.

INVESTORS  FIDUCIARY  TRUST         EACH REGISTERED INVESTMENT
COMPANY                             COMPANY LISTED ON EXHIBIT A

By:___________________________      By:_____________________________

Title:________________________      Title:__________________________






                                    EXHIBIT A
                     LIST OF REGISTERED INVESTMENT COMPANIES

Bexil Corporation - f/k/a Bull & Bear U.S. Government Securities Fund, Inc. Dollar Reserves, Inc. - f/k/a Bull & Bear Funds II, Inc,
Global Income Fund, Inc. - f/k/a Bull & Bear Global Income Fund, Inc.
Midas Fund, Inc.
Midas Investors Ltd. - f/k/a Bull & Bear Gold Investors
Midas Magic, Inc. - f/k/a Rockwood Fund, Inc.
Midas Special Equities Fund, Inc. -f/k/a Bull & Bear Special Equities Fund, Inc. Midas U.S. and Overseas Fund Ltd.-f/k/a Bull & Bear Funds I, Inc.
Tuxis Corporation - f/k/a Bull & Bear Municipal Income Fund, Inc.


                                   SCHEDULE A
         STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL
                                  DEPOSITORIES

Country             Subcustodian                           Optional Depositories

Argentina           Citibank, N.A.

Australia           Westpac Banking Corporation

Austria             Erste Bank der Oesterreichischen
                    Spakassen AG

Bahrain             The British Bank of the Middle East
                    (as delegate of the Hongkong and Shanghai
                    Banking Corporation Limited)

Bangladesh          Standard Chartered Bank

Belgium             Generale de Banque

Bermuda             The Bank of Bermuda Limited

Bolivia             Banco Boliviano Americano S.A.

Botswana            Barclays Bank of Botswana Limited

Brazil              Citibank, N.A.

Bulgaria            ING Bank N.V.

Canada              State Street Trust Company Canada

Chile               Citibank, N.A.

People's            The Hongkong and Shanghai Banking
Republic of         Corporation Limited, Shanghai and
China               Shenzhen branches


Colombia            Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica          Banco BCT S.A.

Croatia             Privedana Banka Zagreb d.d

Cyprus              The Cyprus Popular Bank Ltd.



                                   SCHEDULE A
         STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL
                                  DEPOSITORIES

Country             Subcustodian                           Optional Depositories

Czech Republic      Ceskoslovenska Obchodni Banka, A.S.

Denmark             Den Danske Bank

Ecuador             Citibank, N.A.

Estonia             Hansabank

Finland             Merita Bank Plc

France              Paribas, S.A.

Germany             Dresdner Bank AG

Ghana               Barclays Bank of Ghana Limited

Greece              National Bank of Greece S.A.         Bank of Greece, System
                                                     for Monitoring Transactions
                                                     in Securities in Book-Entry
                                                         Form


Hong Kong           Standard Chartered Bank

Iceland             Icebank Ltd.

India               Deutsche Bank AG
                    The Hongkong and Shanghai Banking
                    Corporation Limited

Indonesia           Standard Chartered Bank

Ireland             Bank of Ireland


Israel              Bank Hapoalim B.M.

Italy               Paribas, S.A.






                                   SCHEDULE A
         STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL
                                  DEPOSITORIES

Country             Subcustodian                           Optional Depositories

Ivory Coast         Societe Generale de Banques en Cote d'Ivoire

Jamaica             Scotiabank Jamaica Trust and Merchant Bank, Ltd.

Japan               The Fuji Bank Limited            Japan Securities Depository
                    The Sumitomo Bank, Limited                   Center (JASDEC)

Jordan British Bank of the Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kenya               Barclays Bank of Kenya Limited

Republic of         The Hongkong and Shanghai Banking
Korea               Corporation Limited

Latvia              A/s Hansabank

Lebanon             British Bank of the Middle East
                    (as delegate of The Hongkong and
                    Shanghai Banking Corporation Limited)

Lithuania           Vilniaus Bankas AB

Malaysia            Standard Chartered Bank Malaysia Berhad

Mauritius           The Hongkong and Shanghai Banking
                    Corporation Limited

Mexico              Citibank Mexico, S.A.

Morocco             Banque Commerciale du Maroc

Namibia             (via) Standard Bank of South Africa

Netherlands         MeesPierson N.V.

New Zealand         ANZ Banking Group (New Zealand) Limited

Norway              Christiania Bank og Kreditkasse, ASA

Oman The British Bank of the Middle East (as delegate of Hongkong and Shanghai Banking Corporation Limited)

                                   SCHEDULE A
         STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL
                                  DEPOSITORIES

Country             Subcustodian                           Optional Depositories

Pakistan            Deutsche Bank AG

Palestine           British Bank of the Middle East (as delegate of the
                    Hongkong and Shanghai Banking Corporation Limited)

Peru                Citibank, N.A.

Philippines         Standard Chartered Bank

Poland              Citibank (Poland) S.A.

Portugal            Banco Comercial Portugues

Romania             ING Bank, N.V.

Russia              Credit Suisse First Boston, AO, Moscow
                    (as delegate of Credit Suisse First Boston, Zurich)

Singapore           The Development Bank of Singapore Ltd.

Slovak              Ceskoslovenska Obchodna Banka A.S.
Republic

Slovenia            Banka Austria d.d.

South Africa        Standard Bank of South Africa Limited

Spain               Banco Santander Central Hispano, S.A.

Sri Lanka           The Hongkong and Shanghai Banking
                    Corporation Limited

Swaziland           Standard Bank Swaziland Limited

Sweden              Skandinaviska Enskilda Banken

Switzerland         UBS AG

Taiwan -            Central Trust of China
R.O.C.



                                   SCHEDULE A
         STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL
                                  DEPOSITORIES

Country             Subcustodian                           Optional Depositories

Thailand            Standard Chartered Rank

Trinidad            Republic Bank Ltd.
& Tobago

Tunisia             Banque Internationale Arabe de Tunisie

Turkey              Citibank, N.A.

Ukraine             ING Bank, Ukraine

United              State Street Bank and Trust Company,
Kingdom             London Branch

Uruguay             Citibank, N.A.

Venezuela           Citibank. N.A

Vietnam             The Hongkong and Shanghai
                    Banking Corporation Limited

Zambia              Barclays Bank of Zambia Limited

Zimbabwe            Barclays Bank of Zimbabwe Limited

Euroclear           (The Euroclear System)/State Street London Limited

Cedel, S.A.         (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)



                                   SCHEDULE B
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Argentina           -Caja de Valores S.A.

Australia           -Austraclear Limited; -Reserve Bank Information and Transfer
                    System

Austria             -Oesterreichische   Kontrollbank  AG   (Wertpapiersammelbank
                    Division)

Belgium -Caisse Interprofessionnelle de Depots et de Virement de Titres S.A.; -Banque Nationale de Belgique

Brazil              -Companhia Brasileira de Liquidacao e

Bulgaria            -Central Depository AD -Bulgarian National Bank

Canada              -The Canadian Depository for Securities Limited

Chile               -Deposito Central de Valores S.A.

People's            -Shanghai  Securities   Central   Clearing  and Registration
of  China           Corporation; -Shenzhen Securities Central Clearing Co., Ltd.
Republic

Colombia            -Deposito Centralizado de Valores

Costa Rica          -Central de Valores S.A.

Croatia             Ministry of Finance; - National Bank of Croatia

Czech Republic      -Stredisko cennych papiru -Czech National Bank

Denmark             -Vaerdipapircentralen (The Danish Securities Center)

Egypt               -Misr   Company  for  Clearing,   Settlement,   and  Central
                    Depository

Estonia             -Eesti Vaartpaberite Keskdepositooruim

Finland             -The Finnish Central Securities Depository

France              -Societe   Interprofessionnelle  pour  la  Compensation  des
                    Valeurs Mobilieres

Germany             -The Deutscher Borse Clearing AG

                                   SCHEDULE B
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Greece              -The Central Securities Depository (Apothetirion Titlon AE)

Hong Kong           -The Central Clearing and Settlement  System; -Central Money
                    Markets Unit

Hungary -Kozponti Elszamolohaz es Ertekatr (Budapest) Rt (KELER) [Mandatory for gov 't Bonds and dematerialized equities only; SSB does not use for other securities]

India               -The National Securities Depository Limited -Reserve Bank of
                    India

Indonesia           -Bank Indonesia -PT Kustodian Sentral Efek Indonesia

Ireland             -The Central Bank of Ireland, Securities Settlement Office

Israel -The Tel Aviv Stock Exchange Clearing House Ltd.; -Bank of Israel (As part of the TASE Clearinghouse system)

Italy               -Monte Titoli S.p.A.; -Banca d'ltalia

Ivory               Coast -Depositaire Central - Banque de Reglement

Jamaica             -Jamaica Central Securities Depository

Japan               -Bank of Japan Net System

Kenya               -Central Bank of Kenya

Republic of Korea   -Korea Securities Depository Corporation

Latvia              -The Latvian Central Depository

Lebanon -The Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (MIDCLEAR) S.A.L.; - The Central Bank of Lebanon

Lithuania           -The Central Securities Depository of Lithuania

Malaysia            -The Malaysian  Central  Depository Sdn. Bhd.;  -Bank Negara
                    Malaysia,   Scripless  Securities  Trading  and  Safekeeping
                    Systems

                                SCHEDULE B STATE
              STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Mauritius           -The Central Depository & Settlement Co. Ltd.

Mexico              -S.D.  INDEVAL,  S.A. de C.V.(lnstituto  para el Dep6sito de
                    Valores);

Morocco             -Maroclear

The Netherlands     -Nederlands  Centraal Instituut voor  Giraal Effectenverkeer
                     B.V. (NECIGEF)

New Zealand         -New Zealand Central Securities Depository Limited

Norway              -Verdipapirsentralen (the Norwegian Registry of Securities)

Oman                -Muscat    Securities   Market   Depository   &   Securities
                    Registration Company

Pakistan -Central Depository Company of Pakistan Limited; state Bank of Pakistan

Palestine           -The Palestine Stock Exchange

Peru                -Caja de Valores y Liquidaciones S.A.

Philippines         -The  Philippines  Central  Depository Inc. -The Registry of
                    Scripless  Securities  (ROSS) of the Bureau of the  Treasury

Poland -The National Depository of Securities (Krajowy Depozyt Papierow Wartos 'ciowych); -Central Treasury Bills Registrar

Portugal            -Central de Valores Mobiliarios (Central)

Romania -National Securities Clearing, Settlement and Depository Co.; -Bucharest Stock Exchange Registry Division; -National Bank of Romania

Singapore           -Central  Depository  (Pte)Limited;  -Monetary  Authority of
                    Singapore

Slovak              Republic  -Stredisko  cennych papierov SR Bratislava,  a.s.;
                    -National Bank of Slovakia


                                   SCHEDULE B
           STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)

Slovenia            -Klirinsko Depotna Druzba d.d.

South Africa        -The Central Depository Limited

Spain               -Servicio de  Compensacion y Liquidaci6n  de Valores,  S.A.;
                    -Banco de Espana; Central de Anotaciones en Cuenta

Sri                 Lanka -Central Depository System (Pvt) Limited

Sweden              -Vardepapperscentralen   VPC   AB   (the   Swedish   Central
                    Securities Depository)

Switzerland         -SIS SegaIntersettle

Taiwan-R.O.C.       -The Taiwan Securities Central Depository Company, Ltd.

Thailand            -Thailand Securities Depository Company Limited

Tunisia - Societe Tunisienne Interprofessionelle de Compensation et de Depot de Valeurs Mobilieres

Turkey              -Takas ve Saklama Bankasi A.S.  (TAKASBANK) -Central Bank of
                    Turkey

Ukraine             -The National Bank of Ukraine

United Kingdom -The Bank of England, The Central Gilts Office; The Central Moneymarkets Office

Venezuela           -Central Bank of Venezuela

Zambia              -LuSE Central Shares Depository Limited -Bank of Zambia